UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 7, 2021

LMP Automotive Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39150	82-3829328
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Broward Blvd., Suite 1900, Ft. Lauderdale, Florida	33394
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 895-0352

N/A

Former name or former address, if changed since last report

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LMPX	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 7, 2021, Robert J. Morris, Jr., Director of LMP Automotive Holdings, Inc. a Delaware corporation (the “Company”) notified the Company that he will resign from the Company’s Board of Directors (the “Board”) effective September 9, 2021. Mr. Morris’s resignation is not the result of a dispute or disagreement with the Company.

Mr. Morris served as a member of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committees.

On September 9, 2021, Svetlana Limburger was appointed to the Board, effective immediately. Concurrently with Mr. Morris’s resignation from the Board, the Company appointed Mrs. Limburger to fill the vacancies on each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board.

There are no family relationships between Mrs. Limburger and any director or other executive officer of the Company nor are there any transactions between Mrs. Limburger or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission. Further, there is no arrangement or understanding between Mrs. Limburger and any other persons or entities pursuant to which Mrs. Limburger was appointed as a Director of the Company. Accordingly, the Board has determined that Mrs. Limburger meets the independence standards adopted by the Board in compliance with the Nasdaq Capital Market’s corporate governance listing standard and Item 407(a) of Regulation S-K.

Mrs. Limburger, age 47, has over 20 years of experience in finance and accounting. She is a resourceful, knowledgeable finance expert who leads companies through challenging roadblocks to profitable growth. She is skilled and has progressive experience in the area(s) of GAAP and STAAT, as well as financial analysis, management reporting, business systems intelligence applications and financial planning. Mrs. Limburger is currently a Senior Financial Systems Analyst of Wilton Reassurance Company, Inc., a private company. Mrs. Limburger had also served as a Senior Financial Analyst of ACE TempestRe, LLC, a private company, from 2009 to 2013. Prior to that, Mrs. Limburger was a Senior Financial Analyst of XL America, Inc. based in Connecticut.

Mrs. Limburger received a Master’s of Business Administration from Sacred Heart University of Fairfield, Connecticut and a Bachelor’s degree from Minsk State Linguistics University in Minsk, Belarus.

Mrs. Limburger will receive options to purchase 10,000 shares of the Company’s common stock at a price per share of $16.53. The options will vest pro rata over a period of two (2) years from the date of Mrs. Limburger’s appointment to the Board. Mrs. Limburger will also receive a fee of $24,000 on the one (1) year anniversary of her appointment to the Board, and on each anniversary thereafter that she continues to serve on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LMP AUTOMOTIVE HOLDINGS, INC.

September 13, 2021	By:	/s/ Sam Tawfik
	Name:	Sam Tawfik
	Title:	President and Chief Executive Officer

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